UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2021, Timber Pharmaceuticals, Inc. (the “Company”) and Joseph Lucchese, the Company’s Chief Financial Officer, entered into an offer letter pursuant to which Mr. Lucchese agreed to provide full time services to the Company, and the Company  agreed to compensate him for his increased workload by: (i) increasing his base salary to $350,000 per year commencing as of October 1, 2021, and (ii) increasing his eligibility for a bonus to up to 40% of his base salary based on company and individual targets to be developed, subject to continued employment and remaining in good standing on each payment date.

In addition, on the same date, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a grant of stock options to Mr. Lucchese to purchase 361,163 shares of Company common stock under the Company’s 2020 Omnibus Incentive Plan, as amended, at an exercise price of $0.918 per share (the “Options”).  The Options vest in the following manner: 25% will vest on September 27, 2022, and the balance of the shares underlying the Options will vest in equal monthly installments over the next three years commencing on October 27, 2022.

A copy of the offer letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104
Exhibit No.	Exhibit

99.1	Offer Letter to Joseph Lucchese dated September 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: September 29, 2021	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer

3